Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

March 31, 2024 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF MARCH 31, 2024
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of March 31, 2024, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	March 31,		December 31,
	2024	2023	2023
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$1,000,660	$1,188,877	$1,135,916
Restricted cash	508	14,277	6,231
	1,001,168	1,203,154	1,142,147
CURRENT ASSETS
Cash and cash equivalents	385	3,070	21,503
Restricted cash	4,719	6,862	28,849
Other assets	—	—	3,655
	5,104	9,932	54,007
Total assets	$1,006,272	$1,213,086	$1,196,154

EQUITY	$694,606	$896,834	$772,166

NON-CURRENT LIABILITIES
Bonds payable, net	191,605	206,827	301,180

CURRENT LIABILITIES
Accounts payable and accrued liabilities	4,458	3,450	6,029
Bonds payable	105,244	103,413	107,241
Due to owner	10,359	2,562	9,538
	120,061	109,425	122,808
Total liabilities	311,666	316,252	423,988
Total equity and liabilities	$1,006,272	$1,213,086	$1,196,154

The accompanying notes are an integral part of the condensed interim financial data.

May 16, 2024	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2024	2023	2023
	Unaudited		Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(71,841)	$(90,227)	$(157,546)
Advisory fees to affiliate	(3,087)	(2,884)	(11,776)
General and administrative expenses	(605)	(1,531)	(2,039)
Operating loss	(75,533)	(94,642)	(171,361)
Finance expense	(6,248)	(4,636)	(22,897)
Finance income	308	12	756
Foreign currency transaction gain (loss), net	3,913	2,720	(18,712)
Net loss	$(77,560)	$(96,546)	$(212,214)
Total comprehensive loss	$(77,560)	$(96,546)	$(212,214)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2024	2023	2023
	Unaudited		Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(77,560)	$(96,546)	$(212,214)
Adjustments to reconcile net loss to net cash used in by operating activities:
Share of loss from investees	71,841	90,227	157,546
Finance expense	6,248	4,636	22,897
Distribution (to) from investees, net	(28,255)	(4,585)	3,712
Foreign currency transaction adjustments, net	(3,913)	(2,720)	18,712
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	192	(112)	(1,709)
Restricted cash for operational expenditures	9,571	(881)	2,105
Due to affiliates	1,496	(68)	6,908
Net cash used in operating activities	(20,380)	(10,049)	(2,043)
Cash flows from investing activities
Distributions from (to) investees, net	91,670	6,943	(15,712)
Payments on foreign currency derivatives, net	(478)	(6,250)	(30,209)
Net cash provided by (used in) investing activities	91,192	693	(45,921)
Cash flows from financing activities
Proceeds from bonds payable	—	—	101,636
Payment on bonds payable	(106,021)	—	—
Payments of deferred financing costs	(101)	—	(4,223)
Interest paid	(6,434)	(6,544)	(20,879)
Release of restricted cash for debt service obligations	20,556	145	(18,267)
Distributions to owner	(675)	—	(7,453)
Net cash (used in) provided by financing activities	(92,675)	(6,399)	50,814
Effect of exchange rate changes on cash and cash equivalents	745	15	(157)
(Decrease) increase in cash	(21,118)	(15,740)	2,693
Cash, beginning of the period	21,503	18,810	18,810
Cash, end of the period	$385	$3,070	$21,503

Supplemental Disclosure of Noncash Activities:
Distribution payable to owner	$1,075	$—	$1,750
Asset management fee reimbursement payable to owner	$9,284	$2,830	$7,047
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of March 31, 2024 and for the three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2023 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of March 31, 2024, the Company had a working capital shortfall amounting to $115.0 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees and there are no limitations on the Company's ability to withdraw funds from the investees. Refer to note 3 for additional details. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.
NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series B Bonds
The Series B Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2024 was $694.6 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 62%; (iii) the Adjusted NOI was $64.8 million for the trailing twelve months ended March 31, 2024; and (iv) the consolidated scope of projects was $0 as of March 31, 2024.
In January 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels (approximately $106.6 million as of January 31, 2024) in connection with the Company’s Series B Bonds. Subsequent to the first installment payment, two additional Series B Bond installments remain, each, due on January 31, 2025 and 2026, respectively.
Series C Bonds
The Series C Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of March 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2024 was $694.6 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 62%; (iii) and the Loan to Collateral Ratio as of March 31, 2024 was 48%.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 3:    SUBSEQUENT EVENT (Cont.)

Series D Bonds

In April 2024, Pacific Oak SOR (BVI) issued 288.1 million Israeli new shekels (approximately $76.2 million as of April 24, 2024) par value of Series D Bonds to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series D Bonds have principal installment payments equal to 33.33% of the face amount of the Series D Bonds on February 28th of each year from 2027 to 2029. The Series D Bonds have an equal level of security, pari passu, amongst themselves without any right of precedence or preference between any of them.

Dividend Approval

On May 16, 2024 the Company’s board of directors approved a distribution of dividend in the amount of $5.0 million to the owner.

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